UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): March 29, 2005
                            NUVEEN INVESTMENTS, INC.
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             (Exact name of registrant as specified in its charter)

    Delaware                        1-11123                    36-3817266
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(State or other jurisdiction      (Commission                (IRS Employer
   of incorporation)              File Number)               Identification No.)

   333 West Wacker Drive, Chicago, Illinois                     60606
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   (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (312) 917-7700

                                 Not Applicable
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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written  communications  pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13.e-4(c)


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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.


REPURCHASE AGREEMENT.

On March 29, 2005, Nuveen Investments, Inc. ("Nuveen") and The St. Paul Travelers Companies, Inc. ("St. Paul Travelers") entered into a stock repurchase agreement (the "Repurchase Agreement") providing for the repurchase by Nuveen of shares of its common stock held by St. Paul Travelers.

St. Paul Travelers and its subsidiaries collectively hold 73,325,214 shares of Class B common stock, par value $0.01 per share, of Nuveen (the "Nuveen Class B common stock"), which are convertible into an identical number of shares of Class A common stock, par value $0.01 per share, of Nuveen (the "Nuveen Class A common stock"), at the option of the holder, and 81,510 shares of Class A common stock, currently representing in the aggregate approximately 78% of the total outstanding capital stock of Nuveen. Nuveen has filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (the "Commission") with respect to, among other things, the sale of shares of Nuveen Class A common stock by St. Paul Travelers, which Registration Statement was subsequently declared effective by the Commission. Nuveen has filed preliminary prospectus supplements relating to an underwritten public stock offering of Class A common stock owned by St. Paul Travelers and to an offering of shares of Nuveen Class A common stock underlying mandatorily exchangeable securities to be issued and sold by certain affiliates of the underwriters in the underwritten public stock offering.

The Repurchase Agreement provides that, simultaneous with the closing of the underwritten public stock offering referred to above, Nuveen will repurchase from St. Paul Travelers shares of Nuveen Class B common stock for an aggregate purchase price of $200 million (such repurchase the "Closing Repurchase"). In addition, Nuveen has agreed in the Repurchase Agreement that, on a future date determined as described below, but in any case on or before December 23, 2005, it will repurchase additional shares of Nuveen common stock from St. Paul Travelers for an aggregate purchase price of $400 million, plus interest at an annual rate of 3.5% less any dividends paid or payable to St. Paul Travelers on those shares (such forward repurchase, the "Forward Repurchase"). The purchase price per share to be paid by Nuveen in respect of both the Closing Repurchase and the Forward Repurchase will be equal to the net proceeds per share received by St. Paul Travelers in the underwritten public stock offering, subject to a negotiated cap of $40 per share.

The timing of the settlement of the Forward Repurchase is dependent upon Nuveen's receipt of approvals from shareholders of funds registered under the Investment Company Act of 1940, as amended (such funds, the "Registered Funds"), of new investment advisory agreements with relevant Nuveen advisory subsidiaries (such approvals, the "Fund Approvals"), but regardless of what Fund Approvals are received, the settlement of the Forward Repurchase will occur no later than December 23, 2005. Nuveen has agreed in the Repurchase Agreement to use reasonable best efforts to obtain the Fund Approvals, and St. Paul Travelers has agreed to reimburse Nuveen for its expenses in doing so. If Fund Approvals have been received from 90% of assets under management in the Registered Funds prior to August 25, 2005, or 80% of assets under management in the Registered Funds on or after August 25, 2005, the Forward Repurchase will be settled five business days following the satisfaction of either percentage condition (we refer to the earlier of this date and December 23, 2005, as the "Settlement Date"). If the Fund Approvals condition is not satisfied, the Settlement Date will be December 23, 2005, and St. Paul Travelers will be required to deliver shares of Nuveen Class A common stock borrowed or acquired in open market purchases in settlement of the Forward Repurchase, while retaining an equal number of shares of Nuveen Class B common stock until December 27, 2005.

St. Paul Travelers agreed in the Repurchase Agreement to retain ownership of shares of Nuveen Class B common stock constituting more than 25% of the voting securities of Nuveen until the Settlement Date. Following the Settlement Date, St. Paul Travelers has no obligation to continue holding its shares of Nuveen common stock and may sell or transfer these shares at any time thereafter. Any such sale or transfer without Nuveen first having received the requisite Fund Approval with respect to any particular Registered Fund would result in the termination of the existing investment advisory agreement with respect to that Registered Fund, although under the Investment Company Act each agreement so terminated could be replaced by an interim agreement on the same terms lasting up to 150 days while Nuveen continued to seek the requisite Fund Approvals. Any failure ultimately to obtain the requisite Fund Approvals could adversely affect Nuveen's revenues.

Also as part of the Repurchase Agreement, St. Paul Travelers agreed that, in the event it ceases to hold at least 25% of the voting securities of Nuveen, it will convert its remaining shares of Nuveen Class B common stock to Nuveen Class A common stock. As a result, St. Paul Travelers would cease to have special governance rights associated with shares of Nuveen Class B common stock under Nuveen's Restated Certificate of Incorporation (including director appointment rights and veto rights over common stock issuances, by-law amendments and amendments to Nuveen's Restated Certificate of Incorporation).

The closing and settlement of the repurchase transactions are contingent upon customary terms and conditions.

The Repurchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

SEPARATION AGREEMENT.

On April 1, 2005, Nuveen entered into a Separation Agreement with St. Paul Travelers that addresses the separation of the parties following the completion of the underwritten public stock offering described above. Under the terms of the Separation Agreement, the parties agreed to cooperate with, and provide indemnification to, each other on certain tax matters, including with respect to a restoration election under the Internal Revenue Code and in respect of Illinois state corporate income taxes paid on a unitary basis for periods prior to the separation. The parties also agreed to cooperate following the separation with respect to providing necessary information about each other, and Nuveen agreed to use reasonable efforts to provide St. Paul Travelers with information necessary for St. Paul Travelers' legal and regulatory filings. St. Paul Travelers agreed to reimburse Nuveen for its out-of-pocket fees and expenses associated with the underwritten public stock offering and associated transactions, including, among other things, printing and filing fees, professional fees, and incremental mailing costs of notices required to be sent to other fund clients. St. Paul Travelers also agreed to use best efforts to obtain and maintain directors and officers insurance coverage, at no cost to Nuveen, for six years on behalf of Nuveen for occurrences prior to the time that Nuveen ceases to be a subsidiary of St. Paul Travelers, and certain related agreements.

The Separation Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

In connection with the transactions contemplated under the Separation Agreement, Nuveen and St. Paul Travelers separately agreed to terminate the $250 million revolving loan agreement, as amended, between the parties. No amounts were drawn under such facility as of the date of termination.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.


     (c) Exhibits

          10.1 Repurchase Agreement by and between Nuveen Investments, Inc. and The St. Paul Travelers Companies, Inc., dated as of March 29, 2005.

          10.2 Separation Agreement by and between Nuveen Investments, Inc. and The St. Paul Travelers Companies, Inc., dated as of April 1, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 NUVEEN INVESTMENTS, INC.
Date:  April 1, 2005                             By: /s/  Alan G. Berkshire
                                                       ----------------------
                                                 Name:   Alan G. Berkshire
                                                 Title:  Senior Vice President
                                                         and General Counsel

                                  EXHIBIT INDEX


   Exhibit No.                           Description
   -----------                           -----------
     10.1 Repurchase Agreement by and between Nuveen Investments, Inc. and The St. Paul Travelers Companies, Inc., dated as of March 29, 2005.

     10.2 Separation Agreement by and between Nuveen Investments, Inc. and The St. Paul Travelers Companies, Inc., dated as of April 1, 2005.